ALLIANCEBERNSTEIN CORPORATE SHARES

                                AMENDMENT NO. 5

                                       TO

            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

      The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Corporate Shares, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated January 26, 2004, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this amendment No. 5 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of Section 6 of the Article III of the Agreement as follows:

      "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or classes, each of the following Series and classes shall be, and is hereby, established and designated: AllianceBernstein Corporate Income Shares, AllianceBernstein Municipal Income Shares, AllianceBernstein Taxable Multi-Sector Income Shares, AllianceBernstein Tax-Aware Real Return Income Shares and AllianceBernstein International Focus Shares."

      The foregoing amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument, and shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

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      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


         /s/ John H. Dobkin                       Date:  5/3/2011
         ---------------------------
         John H. Dobkin


         /s/ Michael J. Downey                    Date:  5/3/2011
         ---------------------------
         Michael J. Downey


         /s/ William H. Foulk, Jr.                Date:  5/3/2011
         ---------------------------
         William H. Foulk, Jr.


         /s/ D. James Guzy                        Date:  5/3/2011
         ---------------------------
         D. James Guzy


         /s/ Nancy P. Jacklin                     Date:  5/3/2011
         ---------------------------
         Nancy P. Jacklin


         /s/ Robert M. Keith                      Date:  5/3/2011
         ---------------------------
         Robert M. Keith


         /s/ Garry L. Moody                       Date:  5/3/2011
         ---------------------------
         Garry L. Moody


         /s/ Marshall C. Turner, Jr.              Date:  5/3/2011
         ---------------------------
         Marshall C. Turner, Jr.


         /s/ Earl D. Weiner                       Date:  5/3/2011
         ---------------------------
         Earl D. Weiner



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